Tribune Publishing Announces Quarterly Cash Dividend Program  Dividend Payable on December 10, 2019 to Shareholders of Record on November 25, 2019

CHICAGO, November 14, 2019 - Tribune Publishing Company (NASDAQ: TPCO) today announced that its Board of Directors has approved the initiation of a cash dividend program under which Tribune Publishing intends to declare regular quarterly cash dividends to its shareholders. In conjunction therewith, Tribune Publishing’s Board of Directors has declared an initial quarterly cash dividend of $0.25 per share of common stock. The initial dividend will be payable on December 10, 2019, to Tribune Publishing shareholders of record as of the close of business on November 25, 2019.

“The Board’s decision to institute a regular cash dividend reflects the Company’s financial strength, flexibility and confidence in its strategic plan,” said David Dreier, Tribune Publishing Chairman. “We intend to enhance long-term shareholder value through strong operational performance and cash flow generation, as well as prudent capital allocation, which includes returning cash to investors.”

While Tribune Publishing intends to pay regular quarterly cash dividends for the foreseeable future, all future dividends are subject to the Board of Directors’ determination that such dividends are in compliance with applicable law and that the dividend program continues to be in the best interests of Tribune Publishing and its shareholders. The dividend program may be canceled, suspended, terminated or modified at any time by Tribune Publishing’s Board of Directors, in its discretion.

Forward-looking Statements
This press release contains "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Important factors that could cause actual results, developments and business decisions to differ materially from these forward-looking statements are uncertainties discussed below and in the "Risk Factors" section of the Company's filings with the U.S. Securities and Exchange Commission (the "SEC"). "Forward-looking statements" include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "might," "will," "could," "should," "estimate," "project," "plan," "anticipate," "expect," "intend," "outlook," "seek," "designed," "assume," "implied," "believe" and other similar expressions. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

About Tribune Publishing Company
Tribune Publishing (NASDAQ: TPCO) is a media company rooted in award-winning journalism. Headquartered in Chicago, Tribune Publishing operates local media businesses in eight markets with titles including the Chicago Tribune, New York Daily News, The Baltimore Sun, Orlando Sentinel, South Florida's Sun-Sentinel, Virginia’s Daily Press and The Virginian-Pilot, The Morning Call of Lehigh Valley, Pennsylvania, and the Hartford Courant.

In addition to award-winning local media businesses, Tribune Publishing operates national and international brands such as Tribune Content Agency and The Daily Meal, and is the majority owner of the product review website BestReviews.

Our brands are committed to informing, inspiring and engaging local communities. We create and distribute content across our media portfolio, offering integrated marketing, media, and business services to consumers and advertisers, including digital solutions and advertising opportunities.

Investor Relations Contact:
Michael Ferreter
Tribune Publishing, Head of Investor Relations
312.222.3225
mferreter@tribpub.com

Media Contact:
Tilden Katz
Tribune Publishing, Corporate Communications
312.606.2614
tilden.katz@fticonsulting.com